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                                                                     Exhibit 5.2

                     [Moore & Van Allen PLLC Letterhead]


September 24, 2004


Pierre Foods, Inc.
9990 Princeton Road
Cincinnati, OH 45246

     RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel in the State of North Carolina (the "STATE") to Pierre Foods, Inc., a North Carolina corporation (the "COMPANY") and Fresh Foods Properties, LLC, a North Carolina limited liability Company (the "GUARANTOR") in connection with the proposed registration by the Company of $125,000,000 in aggregate principal amount of the Company's 9-7/8% Senior Subordinated Notes due 2012, Series B (the "EXCHANGE NOTES") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on September 24, 2004 under the Securities Act of 1933, as amended (the "ACT") (such registration statement is hereafter referred to as the "REGISTRATION STATEMENT"). The Exchange Notes will be guaranteed by the Guarantor, which is a wholly-owned subsidiary of the Company, pursuant to a certain Notation of Guaranty to be executed by the Guarantor (the "GUARANTEES"). The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture (the "INDENTURE"), dated as of June 30, 2004 among the Company, the Guarantor and U.S. Bank National Association, as Trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Company's 9-7/8% Senior Subordinated Notes due 2012 (the "OLD NOTES") of which $125,000,000 in aggregate principal amount is outstanding.

For purposes of rendering our opinion set forth herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (items 5-7 are referred to collectively, as the "DOCUMENTS"):

1. The Articles of Incorporation of the Company as certified by the North Carolina Secretary of State on August 24, 2004, the Articles of Organization of the Guarantor, as certified by the North Carolina Secretary of State on August 24, 2004, a Certificate of Existence for the Company issued by the North Carolina Secretary of State on August 24, 2004, and a Certificate of Existence for the Guarantor issued by the North Carolina Secretary of State on August 24, 2004 (collectively, the "NORTH CAROLINA CERTIFICATES");
2.   The By-Laws of the Company and the Operating Agreement of the Guarantor;
3. Minutes and records of the corporate proceedings of the Company and the limited liability company proceedings of the Guarantor;
4.   the Registration Statement;
5.   the Indenture;

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Pierre Foods, Inc.
September 24, 2004
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6.   Form of the Exchange Note; and
7.   Form of the Guarantees.

We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such other records of the Company and the Guarantor, certificates of public officials, officers of the Company and the Guarantor and other persons, and agreements, instruments and other documents, and have made such other investigation, as we have deemed necessary as a basis for the opinions expressed below. As to various questions of fact material to our opinion, we have relied upon, and assumed without independent investigation the accuracy of, the representations made by the parties in the Documents (other than those which are expressed as our opinions).

In rendering the opinions expressed herein, we have assumed the genuineness of the signatures of all persons signing all documents in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies. For the purposes of the opinions hereinafter expressed, we have further assumed (i) the legal capacity of all natural persons executing any Documents;
(ii) that as to factual matters any certificate, representation or other document upon which we have relied and which was given or dated earlier than the date of this letter, continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof; (iii) due authorization, execution and delivery of the Documents by all parties thereto other than the Company and the Guarantor; and (iv) that each of the parties to the Documents other than the Company and the Guarantor has the power and authority to execute and deliver the Documents to which it is party, and to perform its obligations thereunder.

The opinions set forth herein are limited to matters governed by the laws of the State, and no opinion is expressed herein as to the laws of any other jurisdiction, including the federal laws of the United States. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer admitted to practice law in the State exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the Guarantor, or the transactions contemplated in the Documents. Without limiting the generality of the foregoing, we express no opinion concerning the following legal issues or the application of any such laws or regulations to the matters referenced by our opinion:

     (i)     federal and state securities laws and regulations;

     (ii)    Federal Reserve Board margin regulations;

     (iii)   pension and employee benefit laws and regulations;

     (iv) federal and state antitrust and unfair competition laws and regulations;

     (v) federal and state laws and regulations concerning document filing requirements and other filing requirements;

     (vi)    compliance with fiduciary duty requirements;

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Pierre Foods, Inc.
September 24, 2004
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     (vii)   the statutes, administrative decisions, and rules and regulations of county, municipal and special political subdivisions, whether state-level, regional or otherwise;

     (viii) federal and state laws and regulations concerning the condition of title to any property or the priority of a lien or security interest in real or personal property;

     (ix)    fraudulent transfer laws;

     (x)     federal and state environmental laws and regulations;

     (xi)    federal and state tax laws and regulations; or

     (xii)   federal and state land use and subdivision laws and regulations.

Based upon the foregoing and such legal considerations as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State. The Guarantor has been duly formed and is validly existing as a limited liability company under the laws of the State. With respect to the opinion in this paragraph we have relied solely upon the North Carolina Certificates.

2. Each of the Company and the Guarantor has the corporate or limited liability company power and authority to execute and deliver each of the Documents to which it is a party and perform its respective obligations thereunder.

3. The execution and delivery of the Exchange Notes by the Company and the performance of its obligations thereunder have been duly authorized by the Company and do not violate the Company's Articles of Incorporation, By-Laws or any applicable laws of the State.

4. The execution and delivery of the Exchange Notes and the Guarantees by the Guarantor and the performance of its obligations thereunder have been duly authorized by the Guarantor and do not violate the Guarantor's Articles of Organization, Operating Agreement or any applicable laws of the State.

5. The execution and delivery of the Indenture by the Company and the Guarantor, and the performance of their respective obligations thereunder, have been duly authorized by each of the Company and the Guarantor, and do not violate (a) the Company's Articles of Incorporation or By-Laws, (b) the Guarantor's Articles of Organization or Operating Agreement, or (c) any applicable laws of the State.
6. The Indenture has been duly executed and delivered by the Company and the Guarantor.

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Pierre Foods, Inc.
September 24, 2004
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     We hereby consent to the filing of this opinion as Exhibit 5.2 to the
Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or related to this opinion letter.

     This opinion letter may be relied upon by you only in connection with the filing of the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity, nor may it be quoted, in whole or in part, without our prior written consent in each instance; provided, however, that the law firm of Kirkland & Ellis LLP may rely upon this opinion letter only in connection with rendering its separate opinion in connection with the filing of the Registration Statement.

Very truly yours,

MOORE & VAN ALLEN PLLC